Exhibit 10.15
SECOND AMENDMENT OF THE
2003 NON-QUALIFIED STOCK OPTION PLAN
FOR
RELIANCE BANCSHARES, INC.
     THIS SECOND AMENDMENT of the 2003 Non-Qualified Stock Option Plan dated January 15, 2003 (the “Plan”) for Reliance Bancshares, Inc. (herein called the “Company”) hereby deletes paragraph 9 of the Plan and adopts a new paragraph 9 of the Plan which reads in its entirety as follows:
     9. Assignments. Any option granted under this Plan shall be exercisable only by the participant to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution, provided, however, that any participant may assign to or designate that the option shares or a portion of the same shall be titled in the name of a trust, employee benefit plan, individual retirement account or other entity in which the participant is the sole beneficiary, owner or designee or in joint names with a spouse.
     The foregoing Second Amendment of the Plan was approved by the Board of Directors of the Company on and is effective as of July 21, 2004 and shall automatically amend and revise all 2003 Non-Qualified Stock Option Agreements executed with Directors or Advisory Directors who are covered by the Plan.